Kayne Anderson Closed-End Funds Announce the Board’s Approval of Amended and Restated Bylaws

Houston, TX – December 11, 2020 – KA Fund Advisors, LLC (“Kayne Anderson”), which serves as the adviser to Kayne Anderson Energy Infrastructure Fund, Inc. (NYSE: KYN) and Kayne Anderson NextGen Energy & Infrastructure, Inc. (NYSE: KMF) (each a “Company”) announced today that each Company has adopted Amended and Restated Bylaws (“Bylaws”). Under the new Bylaws, each Company has elected to be subject to the Maryland Control Share Acquisition Act (“MSCAA”). The MSCAA seeks to limit the ability of an acquiring person to achieve a short-term gain at the expense of the Company’s ability to pursue its investment objective and policies and to seek long-term value for the rest of the Company’s stockholders.

The MCSAA protects the interests of all stockholders of a Maryland corporation by providing that any holder of “control shares” acquired in a “control share acquisition” will not be entitled to vote its shares unless the other stockholders of the corporation reinstate those voting rights at a meeting of stockholders by a vote of two-thirds of the votes entitled to be cast on the matter, excluding the “acquiring person” (i.e. the holder or group of holders acting in concert that acquires, or proposes to acquire, “control shares” and any other holders of “interested shares” as defined in the MCSAA). Generally, “control shares” are shares that, when aggregated with shares already owned by an acquiring person, would entitle the acquiring person to exercise 10% or more, 33% or more, or a majority of the total voting power of shares entitled to vote in the election of directors.

The above description of the MCSAA election and amendments to the Bylaws, is only a high-level summary and does not purport to be complete. Investors should refer to the actual provisions of the MCSAA and each Company’s Bylaws for more information, including definitions of key terms, various exclusions and exemptions from the statute’s scope, and the procedures by which stockholders may approve the reinstatement of voting rights to holders of “control shares.” Each Company’s Bylaws are available in the Governance section of each Company’s webpage at www.kaynefunds.com.

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Kayne Anderson Energy Infrastructure Fund, Inc. (NYSE: KYN) is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended, whose common stock is traded on the NYSE. The company’s investment objective is to provide a high after-tax total return with an emphasis on making cash distributions to stockholders. KYN intends to achieve this objective by investing at least 80% of its total assets in securities of Energy Infrastructure Companies. See Glossary of Key Terms in the company’s most recent quarterly report for a description of these investment categories and the meaning of capitalized terms.

Kayne Anderson NextGen Energy & Infrastructure, Inc. (NYSE: KMF) is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended, whose common stock is traded on the NYSE. The fund’s investment objective is to provide a high level of total return with an emphasis on making cash distributions to its stockholders. KMF seeks to achieve its investment objective by investing at least 80% of its total assets in securities of Energy Companies and Infrastructure Companies. The fund anticipates that the majority of its investments will consist of investments in ”NextGen” companies, which we define as Energy Companies and Infrastructure Companies that are meaningfully participating in, or benefitting from, the Energy Transition. See Glossary of Key Terms in the fund’s most recent quarterly report for a description of these investment categories and the meaning of capitalized terms.

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of any securities in any jurisdiction in which such offer or sale is not permitted. Nothing contained in this press release is intended to recommend any investment policy or investment strategy or take into account the specific objectives or circumstances of any investor. Please consult with your investment, tax, or legal adviser regarding your individual circumstances prior to investing.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This communication contains statements reflecting assumptions, expectations, projections, intentions, or beliefs about future events. These and other statements not relating strictly to historical or current facts constitute forward-looking statements as defined under the U.S. federal securities laws. Forward-looking statements involve a variety of risks and uncertainties. These risks include, but are not limited to, changes in economic and political conditions; regulatory and legal changes; energy industry risk; leverage risk; valuation risk; interest rate risk; tax risk; and other risks discussed in detail in the Company’s filings with the SEC, available at www.kaynefunds.com or www.sec.gov. Actual events could differ materially from these statements or from our present expectations or projections. You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. Kayne Anderson undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Company’s investment objectives will be attained.

Contact: Investor Relations at 877-657-3863 or cef@kaynecapital.com